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                                                                Exhibit 4.10

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement"), dated as of March 9, 2000 is entered into by and among quepasa.com, inc., a Nevada corporation ("quepasa"); Gary Acosta and John Beneventi (together the "Shareholders" and each individually a "Shareholder"); and Norwest Bank Arizona, N.A. (the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, quepasa, the Shareholders, Credito.com, Inc., a Delaware corporation and wholly-owned subsidiary of quepasa ("Credito"), realestateespanol.com, inc., a Delaware corporation and wholly-owned subsidiary of quepasa ("Merger Sub"), and Century Finance USA, Inc., a California corporation d/b/a RealEstateEspanol.com, Inc. ("Century"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 9, 2000; and

     WHEREAS, pursuant to Section 1.8 of the Merger Agreement the parties to the Merger Agreement have agreed that 248,834 quepasa Merger Shares (as defined in the Merger Agreement) shall be delivered to the Escrow Agent and this Agreement establishes the terms and conditions pursuant to which the Escrow Agent shall hold and disburse such shares; and

     WHEREAS, pursuant to the Merger Agreement, quepasa and Credito on the one hand and the Shareholders on the other hand have agreed that the Shareholders will receive a portion of the quepasa Merger Shares only after the attainment of the Target Amount (as defined below) within a certain period of time; and

     WHEREAS, pursuant to Section 8.2 of the Merger Agreement, the Shareholders have agreed to indemnify quepasa, Credito, Merger Sub and their agents for certain liabilities, costs and expenses as provided in the Merger Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

     SECTION 1.1 Definitions. Unless the context shall otherwise require, capitalized terms used herein shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms used):

     "Acceleration Event" means any of the following:

         (a) With respect to 164,230 quepasa Merger Shares held by the Escrow Agent in the name of Gary Acosta, the termination of the employment of Gary Acosta by quepasa for any reason other than Pre-Share Release Cause;
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         (b) With respect to 84,604 quepasa Merger Shares held by the Escrow
Agent in the name of John Beneventi, the termination of the employment of John Beneventi by quepasa for any reason other than Pre-Share Release Cause;

         (c) The achievement by the Merger Sub of the Target Amount at any time on or before the first anniversary of the Effective Time;

         (d) The failure by quepasa to maintain direct or indirect ownership and control of Merger Sub or substantially all of its assets prior to the first anniversary of the Effective Time;

         (e) The failure of Merger Sub to continue the Business of Merger Sub in accordance with the Business Plan; or

         (f) Any act or omission on the part of quepasa or Merger Sub that materially impedes or interferes with achievement of the Target Amount at any time prior to the first anniversary of the Effective Time, including, without limitation, failure to fund and support implementation of the Business Plan as described in Section 8.10 of the Merger Agreement.

         "Business Day" means a day on which the Escrow Agent, at its address set forth in Section 5.2, is open for the purpose of conducting a corporate trust business.

         "Conversion Rate" means $8.0375.

         "Gross Revenue" shall mean "Gross Income" (as such term is defined in Section 61(a) of the Internal Revenue Code), determined on the accrual basis, achieved by Merger Sub during the applicable period.

         "Pre-Share Release Cause" shall have the meaning set forth in the Employment Agreements dated as of the date hereof between quepasa and each of the Shareholders.

         "Target Amount" shall mean the achievement by the Merger Sub of aggregate Gross Revenue of $1,045,000 within 12 months of the Effective Time.

     SECTION 1.2 Terms Defined in Merger Agreement. All capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

                                   ARTICLE 2

                               The Escrowed Shares

     SECTION 2.1 Appointment of Escrow Agent. The Shareholders and quepasa hereby appoint Norwest Bank Arizona, N.A., as Escrow Agent hereunder, and the Escrow Agent hereby accepts such appointment

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     SECTION 2.2 Delivery of Escrowed Shares. Pursuant to the Merger Agreement,
at the Effective Time (as defined in the Merger Agreement) quepasa shall deliver to the Escrow Agent stock certificates representing the Escrowed Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank. The Shareholders shall be entitled to all dividends and distributions paid on, and to all voting rights relating to, the Escrowed Shares. The Escrowed Shares shall appear as issued and outstanding on the books and records of quepasa.

     SECTION 2.3 Release of Escrowed Shares.


     SECTION 2.4 (a) quepasa Escrowed Share Demand. Quepasa shall be entitled to make a claim for distribution of Escrowed Shares (a "Claim") only: (i) to the extent that such Claim is otherwise expressly indemnifiable under the terms of the Merger Agreement, in which event the number of Escrowed Shares subject to distribution to quepasa shall be equal to the dollar amount of the indemnification liability divided by the Conversion Rate; or (ii) in the event of the failure of Merger Sub to achieve the Target Amount, in which event all of the Escrowed Shares then held by the Escrow Agent shall be subject to distribution to quepasa. Should quepasa desire to make a Claim, quepasa shall deliver to Escrow Agent and the Shareholders a notice, in the form of Exhibit A hereto (the "quepasa Escrowed Share Demand"), setting forth the nature of the Claim and the number of Escrowed Shares subject to such Claim (the "Claimed Amount") and requesting that the Escrow Agent distribute to quepasa the Claimed Amount of Escrowed Shares in the manner specified in such notice. Each quepasa Escrowed Share Demand delivered to the Escrow Agent will be accompanied by written evidence that a copy of such quepasa Escrowed Share Demand has been given to each of the Shareholders. In the event of a Claim under subparagraph
(i) of this Section, if the dollar amount of the Claim is unknown, quepasa shall make a bona fide estimate thereof. Until the Claimed Amount of Escrowed Shares is distributed in accordance with Section 2.3(d) hereof, the Claim shall represent a lien upon the Claimed Amount of Escrowed Shares and the Escrow Agent shall not release Escrowed Shares to the Shareholders pursuant to Sections 2.3(e) hereof to the extent that such release would reduce the Escrowed Shares below the Claimed Amount of Escrowed Shares.

         (b) Shareholder Escrowed Share Demand. The Shareholders shall be entitled to make a Claim only upon the occurrence of an Acceleration Event, in which event Escrowed Shares then held by the Escrow Agent shall be subject to distribution to the Shareholders. Should the Shareholders desire to make a Claim, the Shareholders shall deliver to Escrow Agent and quepasa a notice, in the form of Exhibit B hereto (the "Shareholder Escrowed Share Demand"), setting forth the nature of the Acceleration Event and requesting that the Escrow Agent distribute to the Shareholders the number of Escrowed Shares specified in such notice. Until the Escrowed Shares are distributed in accordance with Section 2.3(e) hereof, the Escrowed Share Demand shall represent a lien upon the Escrowed Shares and the Escrow Agent shall not release any Escrowed Shares to quepasa pursuant to Sections 2.3(d) hereof.

         (c) Confirmation of Distribution or Dispute Notice. After receiving a copy of a quepasa Escrowed Share Demand, the Shareholders shall promptly, but in no event more than two Business Days after such receipt, confirm the distribution of the Escrowed Shares as set forth therein by executing the quepasa Escrowed Share Demand where

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indicated and delivering it to the Escrow Agent; provided, that the Shareholders shall not be required to so confirm such distribution if they believe that they have reasonable grounds to challenge such distribution as provided in this
Section 2.3(c). After receiving a copy of a quepasa Escrowed Share Demand, either or both of the Shareholders may challenge the requested distribution of Escrowed Shares by delivering to the Escrow Agent and quepasa a written notice setting forth the grounds for such challenge, in the form of Exhibit C hereto (a "Dispute Notice"), within five Business Days after receipt of such quepasa Escrowed Share Demand. After receiving a copy of a Shareholder Escrowed Share Demand, quepasa shall promptly, but in no event more than two Business Days after such receipt, confirm the distribution of the Escrowed Shares as set forth therein by executing the Shareholder Escrowed Share Demand where indicated and delivering it to the Escrow Agent; provided, that quepasa shall not be required to so confirm such distribution if it believes that it has reasonable grounds to challenge such distribution as provided in this Section 2.3(c). After receiving a copy of a Shareholder Escrowed Share Demand, quepasa may challenge the requested distribution of Escrowed Shares by delivering to the Escrow Agent and the Shareholders a Dispute Notice setting forth the grounds for such challenge within five Business Days after receipt of such Shareholder Escrowed Share Demand.

         (d) Distributions to quepasa. The Escrow Agent shall make a distribution to quepasa from the Escrowed Shares: (i) as soon as practicable after it receives a quepasa Escrowed Share Demand that has been confirmed by the Shareholders in accordance with such quepasa Escrowed Share Demand; (ii) in accordance with joint written instructions executed by quepasa and the Shareholders, which instructions shall be set forth in a certificate in the form of Exhibit D hereto delivered by quepasa and the Shareholders; or (iii) in accordance with a certified copy of a court order evidencing a final judgment or other order or in accordance with a copy of a binding arbitration award evidencing a final, binding and enforceable award, which court order or arbitration award shall be accompanied by a certificate in the form of Exhibit E hereto delivered by quepasa. In the absence of any of the foregoing, and notwithstanding anything to the contrary herein, quepasa shall not be entitled to, and the Escrow Agent shall not make to quepasa, any distributions of the Escrowed Shares.

         (e) Distributions to the Shareholders. The Escrow Agent shall release Escrowed Shares to the Shareholders: (i) on the tenth Business Day after it receives a Shareholder Escrowed Share Demand that has been confirmed by quepasa in accordance with such Shareholder Escrowed Share Demand; (ii) in accordance with joint written instructions executed by quepasa and the Shareholders, which instructions shall be set forth in a certificate in the form of Exhibit F hereto delivered by quepasa and the Shareholders; or (iii) in accordance with a certified copy of a court order evidencing a final judgment or other order or in accordance with a copy of a binding arbitration award evidencing a final, binding and enforceable award, which court order or arbitration award shall be accompanied by a certificate in the form of Exhibit G hereto delivered by the Shareholders. In the absence of any of the foregoing, and notwithstanding anything to the contrary herein, the Shareholders shall not be entitled to, and the Escrow Agent shall not make to the Shareholders, any distributions of the Escrowed Shares.

     SECTION 2.5 Dispute Resolution Procedures.


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     (a) Amicable Resolution. After timely delivery of a Dispute Notice, quepasa and the Shareholders will attempt amicably to resolve the matters that are the basis for such Dispute Notice ("Dispute") and, upon such resolution, will deliver to the Escrow Agent written directions executed jointly by quepasa and the Shareholders in the form of Exhibit D or F hereto with respect to distribution of the Escrowed Shares or, if appropriate, quepasa or the Shareholders will withdraw the related Escrowed Share Demand.

     (b) Arbitration.

         (i) Generally; Notice. If any Dispute is not resolved pursuant to
Section 2.4(a) prior to the tenth Business Day after the related Dispute Notice is delivered to quepasa or the Shareholders, then quepasa and the Shareholders may mutually agree, in their sole and absolute discretion, to commence an arbitration proceeding pursuant to this Section 2.4(b) in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"). Notwithstanding the foregoing, in the event that quepasa challenges a Shareholder Escrowed Share Demand based solely on any Acceleration Event described in Section 1.1(f) above, arbitration in accordance with the AAA Rules shall be the sole and exclusive method for resolving the Dispute. In the case of any other Dispute, such arbitration will be the sole and exclusive method of resolving such Dispute only if the parties so agree. Except as otherwise provided in the AAA Rules, the arbitration procedures described in this Section 2.4(b) and any Final Arbitration Award (as defined below) will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of California from time to time.

         (ii) Selection of Arbitrator. If an arbitration proceeding is commenced, quepasa and the Shareholders will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected within ten Business Days of the parties' agreement to commence an arbitration proceeding, then an arbitrator (experienced in matters of the type that are the subject matter of the Dispute, to the extent available) will be selected in accordance with the AAA Rules.

         (iii) Conduct of Arbitration. The arbitration will be conducted under the AAA Rules. In the case of an arbitration commenced because of a Dispute with respect to the existence of an Acceleration Event described in Section 1.1(f) above, all of the provisions of Sections 1283.1, 1283.05 and 1282.6 of the California Code of Civil Procedure are expressly incorporated in this agreement to arbitrate. All other arbitrations will be conducted under the AAA Rules, as modified by any written agreement between quepasa and the Shareholders. The arbitrator (the "Arbitrator") will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the Arbitrator (the "Final Arbitration Award") is made or rendered as soon as practicable, and the parties will use reasonable efforts to cause a Final Arbitration award to occur not later than the 60th day after the Arbitrator is selected. The Final Arbitration Award will include a determination with respect to the matters contained in the Arbitration Notice (the "Determination") and written directions to the Escrow Agent to make disbursements from the Escrowed Shares (or, if appropriate, withdrawal of a request for such action or disbursement) that are appropriate in order to give effect to the provisions of this Agreement in light of the Determination, and either quepasa or the Shareholders may deliver a copy of such directions to the Escrow Agent as provided in Section

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2.3(d)(iii) or 2.3(e)(iii). Any Final Arbitration Award will be final and binding upon quepasa and the Shareholders and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the Arbitrator prejudicing the rights of quepasa and the Shareholders.

         (iv) Quepasa and the Shareholders agree that a Final Arbitration Award may be enforced in any state or federal court in the State of California or any other state or federal court having jurisdiction over the subject matter of the related Dispute.

         (v) Expenses. Each prevailing party in any arbitration proceeding in connection with this Agreement also will be entitled to recover from any non-prevailing party(ies) such prevailing party's reasonable attorneys' fees and disbursements in addition to any damages or other remedies awarded to it, and the non-prevailing party(ies) also will be required to pay all other costs and expenses associated with the arbitration; provided that (x) if the Arbitrator is unable to determine that a party is a prevailing party in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such Arbitrator upon the basis of the outcome of such arbitration proceeding, (y) if the Arbitrator is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by quepasa and one-half by the Shareholders, and each party will pay the out-of-pocket expenses incurred by it and (z) the Escrow Agent shall not be considered a "non-prevailing party" for purposes of this Section 2.4(b)(v). As part of any Final Arbitration Award, the Arbitrator may designate the prevailing party(ies) for purposes of this Section 2.4(b)(v). Except as provided in the preceding sentences, each party to this Agreement will bear its own costs and expenses (including legal fees and disbursements) in connection with any such proceeding or submission.

                                    ARTICLE 3

                              Rights as Shareholder

     SECTION 3.1 Rights as Holder. Nothing herein shall be deemed to create in the Escrow Agent any rights as a shareholder of quepasa. Unless and until the Escrowed Shares are delivered by the Escrow Agent to quepasa in accordance herewith, the Shareholders shall possess all rights of ownership of a record shareholder of quepasa (including the right to vote such shares and receive dividends). The Escrowed Shares will appear as issued and outstanding on quepasa's balance sheet.

                                    ARTICLE 4

                                  Escrow Agent

     SECTION 4.1 Compensation of Escrow Agent; Indemnification.


         (a) The Escrow Agent shall be entitled to an initial fee of $1,000 and an annual fee of $1,500 as reasonable compensation for its services under and pursuant to this Agreement. Quepasa shall pay (i) the initial fee on the date hereof and (ii) the annual fee within

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five Business Days after each anniversary of the date hereof if the Escrowed
Shares remain in escrow on the anniversary date.

         (b) The Escrow Agent acknowledges and agrees that it will provide the services described herein in consideration of the fee recited herein and that the Escrow Agent shall not be entitled to receive, and no other party hereto shall be obligated to pay, the Escrow Agent any other fees for services hereunder.

         (c) Quepasa and the Shareholders will jointly (but not severally) indemnify and hold harmless the Escrow Agent and its officers and employees from and against any and all losses, costs, charges, expenses, judgments and liabilities, including, without limitation, reasonable expenses of counsel and expenses of litigation incurred while acting in good faith to carry out the transactions contemplated by this Agreement; provided, however, that the Escrow Agent shall not be entitled to such indemnification to the extent that any such losses, costs, changes, expenses, judgments or liabilities are caused by the negligent action, negligent failure to act, willful misconduct, or failure to act of the Escrow Agent or its officers or employees.

         (d) Should any controversy arise between the parties with respect to this Agreement, or with respect to the right to receive any of the Escrowed Shares, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction as specified in Section 5.10 of this Agreement to determine the rights of the parties. Should a bill of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrowed Shares, quepasa and the Shareholders will pay the Escrow Agent reasonable attorneys' fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with or resulting from such litigation.

     SECTION 4.2 Escrow Agent's Performance; Duty of Care.


         (a) The Escrow Agent accepts and agrees to hold the Escrowed Shares and consents and agrees to perform and comply with all of the terms and provisions on its part contained in this Agreement. The Escrow Agent shall not be charged with knowledge of content or conditions of the Merger Agreement.

         (b) The Escrow Agent shall take no action except as provided herein and shall have no responsibilities to the parties hereto except those specifically provided for herein. In performing its duties and obligations hereunder, the Escrow Agent shall exercise the same degree of skill and care as is ordinarily exercised by similar institutions in the holding of negotiable instruments under similar circumstances.

         (c) No provision of this Agreement shall be construed to relieve the Escrow Agent from liability for its own failure to act in accordance with subsection 4.2(b), its own negligent action, its own negligent failure to act or its own willful misconduct or that of its officers or employees; provided, however; that (i) the duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement; (ii) the Escrow Agent

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shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and (iii) in the absence of bad faith on the part of the Escrow Agent, the Escrow Agent may conclusively rely, as to the truth of the statements expressed therein, upon any documents furnished to the Escrow Agent and conforming to the requirements of this Agreement and the Escrow Agent may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 4.3 Resignation by the Escrow Agent. The Escrow Agent may at any time resign from the trusts hereby created by giving at least 30 days written notice to quepasa and the Shareholders, and such resignation shall take effect on the later of the date specified in such notice or upon the appointment of a successor Escrow Agent pursuant to the provisions of Section 4.5 of this Agreement and acceptance by the successor Escrow Agent of such trusts.

     SECTION 4.4 Removal of the Escrow Agent. The Escrow Agent may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Escrow Agent, duly executed by quepasa and the Shareholders; provided, however, that such removal shall not take effect prior to the appointment of a successor Escrow Agent pursuant to the provisions of Section 4.5 of this Agreement and acceptance by the successor Escrow Agent of the trusts hereby created.

     SECTION 4.5 Appointment of Successor Escrow Agent. In case the Escrow Agent hereunder shall (a) resign pursuant to Section 4.3 hereof, (b) be removed pursuant to Section 4.4 hereof, or (c) be dissolved, taken under the control of any public officer or officers or of a receiver appointed by the court, or otherwise become incapable of acting hereunder, a successor will be appointed by quepasa with the consent of the Shareholders (which consent shall not be unreasonably withheld). If no successor Escrow Agent shall have been so appointed and have accepted appointment within 30 days of the giving of written notice by the resigning Escrow Agent or within 30 days of the giving of written notice of removal by the Shareholders and quepasa or within 30 days of the Shareholder's or quepasa's knowledge of any of the events specified in clause
(c) of the preceding sentence, the Escrow Agent, the Shareholders, quepasa or any of them may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Every such successor Escrow Agent appointed pursuant to the provisions of this Section 4.5 shall be willing to accept the trusteeship of the Escrowed Shares under the terms and conditions of this Agreement. Notwithstanding Section 4.4 or 4.5 or any other provision contained in this Agreement to the contrary, no resignation or removal of an Escrow Agent shall take effect until a duly appointed successor Escrow Agent has received the full amount of the Escrowed Shares.

     SECTION 4.6 Concerning any Successor Escrow Agent. Every successor Escrow Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Shareholders and quepasa an instrument in writing accepting such appointment hereunder, and thereupon such successor shall become fully vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of its predecessor as if originally named herein; but, nevertheless, (i) such predecessor shall, on the written request of the Shareholders or quepasa, or such successor, execute and deliver an instrument transferring

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to such successor Escrow Agent all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of such predecessor hereunder and
(ii) such predecessor shall deliver all of the Escrowed Shares to its successor. Should any instrument in writing from the Shareholders or quepasa be required by any successor Escrow Agent for more fully and certainly vesting in such successor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Shareholders, the Shareholders or quepasa at the expense of quepasa and the Shareholders.

     SECTION 4.7 Term of Escrow Agreement. This Agreement shall remain in full force and effect until all the Escrowed Shares have been distributed to the Shareholders or quepasa in accordance with Section 2.3 hereof and the Escrow Agent shall have received all fees and other sums owed to it hereunder.

     SECTION 4.8 Merger, Conversion, Consolidation, or Succession to Business. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 5

                                  Miscellaneous

     SECTION 5.1 Waivers; Amendments.

         (a) No failure or delay by any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be authorized as provided in subsection 5.1(b) below, and then such waiver or consent shall be effective only in the specific instance for the purpose for which given. No notice or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         (b) No provision of this Agreement may be waived, amended, supplemented, or modified except pursuant to an agreement in writing entered into by the Shareholders, quepasa and the Escrow Agent.

     SECTION 5.2 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by recognized overnight courier service, or by registered or certified mail (postage prepaid and

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return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

                  If to quepasa, to:

                           quepasa.com, inc.
                           400 East Van Buren, 4th Floor
                           Phoenix, AZ 85004
                           FAX: 602-716-0200
                           Attention: Gary Trujillo

                  With a copy (which shall not constitute notice) to:

                           Brownstein, Hyatt & Farber, P.C.
                           410 17th Street, 22nd Floor
                           Denver, CO 80202
                           FAX: 303-223-1111
                           Attention: Jeffrey Knetsch

                  If to Gary Acosta, to:

                           Gary Acosta
                           c/o Century Finance USA, LLC
                           1650 Hotel Circle North, Suite 215
                           San Diego, California 92108
                           FAX:  619-209-4755

                  With a copy (which shall not constitute notice) to:

                           Sheppard, Mullin, Richter  & Hampton, LLP
                           501 West Broadway
                           San Diego, CA 92101
                           FAX:  619-234-3815
                           Attn:  Amy Tranckino

                  If to John Beneventi, to:

                           John Beneventi
                           c/o Century Finance USA, LLC
                           1650 Hotel Circle North, Suite 215
                           San Diego, California 92108
                           FAX:  619-209-4755


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                  With a copy (which shall not constitute notice) to:

                           Sheppard, Mullin, Richter & Hampton, LLP
                           501 West Broadway
                           San Diego, CA 92101
                           FAX:  619-234-3815
                           Attn:  Amy Tranckino

                  If to Escrow Agent, to:

                           Norwest Bank Arizona, N.A.
                           Corporate Trust Services
                           MAC S4101-080
                           100 W. Washington St., 8th Floor
                           Phoenix, Arizona 85003
                           Attn.: Eunice Ortega
                           FAX: (602) 378-2333

All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; the next business day, if by recognized overnight courier service; and when receipt acknowledged, if telecopied; provided, however, notice to a party's attorney shall not constitute notice to such party.

     SECTION 5.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts of law doctrine.

     SECTION 5.4 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 5.5 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of this Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.

     SECTION 5.6 Headings. The headings of the Sections and subsections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

     SECTION 5.7 Entire Agreement. This Agreement and the Merger Agreement supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby or thereby and each of the parties hereto represents and warrants to the others that this Agreement and the Merger Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

     SECTION 5.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, other than strictly in accordance with the provisions of Section 4.3 through 4.6.

     SECTION 5.9 Binding Effect. All agreements, representations, warranties and indemnities in this Agreement and in any agreement, document or certificate delivered concurrently with the execution of this Agreement or from time to time hereafter shall bind the party making the same and its successors and assigns and shall inure to the benefit of each party for whom made and its permitted successors and assigns.

     SECTION 5.10 Choice of Forum. The parties agree that any legal action or proceeding with respect to or arising out of this Agreement shall be brought in any federal or state court in San Diego County in the State of California, which courts shall have exclusive original jurisdiction over any dispute or controversy with respect to or arising out of this Agreement. The parties irrevocably consent to the service of process out of any of such courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Shareholders, quepasa or the Escrow Agent, as the case may be, at their respective addresses for notices as specified in Section 5.2 and that such service shall be effective five Business Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     SECTION 5.11 Conflicts with Merger Agreement. In the event the provisions of this Agreement are inconsistent with or contradict the terms of the Merger Agreement, the terms of the Merger Agreement shall govern.

         IN WITNESS WHEREOF, quepasa, the Shareholders and the Escrow Agent have executed this Agreement as of the date first written above.


                                QUEPASA.COM, INC.


                                By:  /s/  Gary Trujillo
                                    -------------------------------------
                                        Gary Trujillo, Chairman/Chief
                                        Executive Officer


                                GARY ACOSTA


                                /s/ Gary Acosta
                                -------------------------------------


                                JOHN BENEVENTI


                                /s/ John Beneventi
                                -------------------------------------


                                NORWEST BANK ARIZONA, N.A., as Escrow Agent


                                By:      /s/ Eunice Ortega
                                    -------------------------------------
                                         Name: Eunice Ortega
                                         Its:  Trust Officer

                                                                       Exhibit A

                          QUEPASA ESCROWED SHARE DEMAND


To:  [Escrow Agent]

     This certificate is issued pursuant to Section 2.3(a) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc. ("quepasa"), Gary Acosta and John Beneventi, and Norwest Bank Arizona, N.A. (the "Escrow Agent") Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

                               [FIRST ALTERNATIVE:

     The undersigned hereby makes a Claim against the Escrowed Shares pursuant to Section 2.3(a)(i) of the Escrow Agreement. The nature of the Claim is as follows (attach additional sheets if necessary):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     The undersigned hereby certifies that it is entitled to _________ Escrowed Shares in respect of the Claim, which amount was calculated as follows:
________________ [AMOUNT OF CLAIM] divided by $8.0375.]

                              [SECOND ALTERNATIVE:

     The undersigned hereby makes a Claim against the Escrowed Shares pursuant to Section 2.3(a)(ii) of the Escrow Agreement as a result of the failure of the Merger Sub to achieve the Target Amount. The undersigned hereby certifies that it is entitled to all of the Escrowed Shares currently held by the Escrow Agent in respect of the Claim.]

     You are hereby instructed to deliver [as soon as practicable] [on ______________ ________ [date]] ____________ Escrowed Shares held by you to quepasa at the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                            [SIGNATURE PAGE FOLLOWS]


SECTION 5.12
                                           quepasa.com, inc.


                                           By:
                                               --------------------------------
                                               Name:
                                                     --------------------------
                                               Its:
                                                     --------------------------



Confirmation of Release:

Gary Acosta

-------------------------------------



John Beneventi

-------------------------------------

                                                                       Exhibit B

                        SHAREHOLDER ESCROWED SHARE DEMAND

To:  [Escrow Agent]

     This certificate is issued pursuant to Section 2.3(b) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc., Gary Acosta and John Beneventi (the "Shareholders"), and Norwest Bank Arizona, N.A. ("Escrow Agent"). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

     The undersigned hereby makes a Claim against the Escrowed Shares pursuant to Section 2.3(b) of the Escrow Agreement as a result of the occurrence of the following Acceleration Event: __________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     The undersigned hereby certifies that it is entitled to [____________] Escrow Shares currently held by the Escrow Agent in respect of the Claim.

     You are hereby instructed to deliver [as soon as practicable] [on ______________ ________________ [date]] ___________________ Escrowed Shares held by you to [_______________________________________________] at the following address: _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                            [SIGNATURE PAGE FOLLOWS]

                                   Gary Acosta
                                   ----------------------------------




                                   John Beneventi
                                   ----------------------------------




Confirmation of Release:

quepasa.com, inc.


By:
    -----------------------------
Name:
      ---------------------------
Its:
     ----------------------------

                                                                       Exhibit C

                                 DISPUTE NOTICE

To:  [Escrow Agent]

     This Dispute Notice is issued pursuant to Section 2.3(c) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc. ("quepasa"), Gary Acosta and John Beneventi (the "Shareholders"), and Norwest Bank Arizona, N.A. ("Escrow Agent"). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

     [quepasa]/[The Shareholders] hereby dispute the [Shareholder Escrowed Share Demand]/[quepasa Escrowed Share Demand] based upon the following grounds:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                                     [The Shareholders:

                                                     Gary Acosta

                                                     ___________________________




                                                     John Beneventi

                                                     ___________________________





                                                     [quepasa.com, inc.


                                                     By: _______________________
                                                     Name: _____________________
                                                     Its: ______________________

                                                                       Exhibit D

                          MUTUALLY AGREED DISTRIBUTION
                                  [TO QUEPASA]

                                   CERTIFICATE


To:  [Escrow Agent]

     This certificate is issued pursuant to Section 2.3(d) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc. ("quepasa"), Gary Acosta and John Beneventi, and Norwest Bank Arizona, N.A. (the "Escrow Agent"). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

          You are hereby instructed to deliver [as soon as practicable] [on ______________ ________ [date]] ______________ Escrowed Shares held by you to quepasa at the following address: _____________________________________
_______________________________________________________________________________
_______________________________________________________________________________


                                              quepasa.com, inc.


                                               By: ____________________________
                                                     Name: ____________________
                                                     Its: _____________________

                                               Gary Acosta

                                               _________________________________




                                               John Beneventi

                                               _________________________________

                                                                       Exhibit E

                        COURT ORDER OR ARBITRATION AWARD
                                  [TO QUEPASA]

                                   CERTIFICATE

To:  [Escrow Agent]

     This certificate is issued pursuant to Section 2.3(d) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc. ("quepasa"), Gary Acosta and John Beneventi, and Norwest Bank Arizona, N.A. ("Escrow Agent"). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

     The undersigned hereby certifies that (i) it has been awarded a judgment for damages by a court of competent jurisdiction or the Arbitrator, (ii) a true and correct copy of the order or other evidence of judgment, or of the award of arbitrator, accompanies this certificate, and (iii) it is entitled to receive Escrowed Shares in the amount set forth below in accordance with Section 2.3(d) of the Escrow Agreement.

     You are hereby instructed to deliver [as soon as practicable] [on ______________ ________ [date]] ____________ Escrowed Shares held by you to quepasa to the following address: _____________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

                                                    quepasa.com, inc.


                                                    By: _______________________
                                                         Name: ________________
                                                         Its: _________________

                                                                       Exhibit F

                          MUTUALLY AGREED DISTRIBUTION
                                [TO SHAREHOLDERS]

                                   CERTIFICATE


To:  [Escrow Agent]

     This certificate is issued pursuant to Section 2.3(d) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc., Gary Acosta and John Beneventi (the "Shareholders"), and Norwest Bank Arizona, N.A. ("Escrow Agent"). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

     You are hereby instructed to deliver [as soon as practicable] [on ______________ __________________ [date]] ___________________ Escrowed Shares held by you to [__________________________________________] at the following address: ______________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________



                                quepasa.com, inc.


                                By: ___________________________________________
                                     Name: ____________________________________
                                     Its: _____________________________________

                                Gary Acosta

                                _______________________________________________



                                John Beneventi

                                ________________________________________________

                                                                       Exhibit G
                        COURT ORDER OR ARBITRATION AWARD
                                [TO SHAREHOLDERS]

                                   CERTIFICATE

To:  [Escrow Agent]

     This certificate is issued pursuant to Section 2.3(d) of the Escrow Agreement, dated as of March __, 2000 (the "Escrow Agreement"), by and among quepasa.com, inc., Gary Acosta and John Beneventi (the "Shareholders"), and Norwest Bank Arizona, N.A. ("Escrow Agent"). Capitalized terms herein shall have the meaning ascribed to them in the Escrow Agreement.

     The undersigned hereby certifies that (i) it has been awarded a judgment for damages by a court of competent jurisdiction or the Arbitrators, (ii) a true and correct copy of the order or other evidence of judgment, or of the award of arbitrator, accompanies this certificate, and (iii) it is entitled to receive Escrowed Shares in the amount set forth below in accordance with Section 2.3(e) of the Escrow Agreement.

     You are hereby instructed to deliver [as soon as practicable] [on ______________ ________ [date]] __________ Escrowed Shares held by you to the
Shareholders to the following address: ________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


                                             Gary Acosta

                                             __________________________________



                                             John Beneventi

                                             __________________________________